UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 25, 2006

AAMES INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-32340	34-1981408
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

350 South Grand Ave, 43rd Floor Los Angeles, CA		90071
(Address of principal executive offices)		(Zip Code)

(323) 210-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 25, 2006, Aames Investment Corporation entered into a letter agreement to extend the term of the Revolving Credit and Security Agreement among Aames Investment Corporation, certain of its subsidiaries and Countrywide Warehouse Lending to April 30, 2006.

On March 28, 2006, Aames Investment Corporation entered into Amendment Number Nine to the Warehouse Loan and Security Agreement among Aames Investment Corporation, certain of its subsidiaries and Greenwich Capital Financial Products, Inc. to amend the definition of “Eligible Mortgage Loan.”

Item 2.02  Results of Operations and Financial Condition

On March 27, 2006, Aames Investment Corporation issued the attached press release disclosing its financial results for the quarter ended December 31, 2005. The full text of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

On March 27, 2006, Aames Investment Corporation provided the following presentation during its December 2005 Quarterly Earnings Call. The presentation materials are attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(a)          Financial statements: None

(b)         Pro forma financial information: None

(d)         Exhibits:

99.1                           December 2005 Quarterly Earnings Press Release

99.2                           December 2005 Quarterly Earnings Call Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAMES INVESTMENT CORPORATION

By:	/s/ John F. Madden, Jr.
John F. Madden, Jr.
Executive Vice President, General Counsel and Secretary

Dated: March 28, 2005